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                                                                  Exhibit 4.3(b)

                           TRIAD ASSUMPTION AGREEMENT

                                                                    May 11, 1999

Reference is hereby made to the Purchase Agreement, dated April 30, 1999 (the "Agreement"), between Healthtrust, Inc.-The Hospital Company ("Healthtrust") and the Purchasers named therein. Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given them in the Agreement.

Triad Hospitals, Inc. ("Triad") hereby unconditionally and irrevocably expressly assumes, confirms and agrees to perform and observe as the "Company" each and every of the covenants, agreements, terms, conditions, obligations, appointments, duties, promises and liabilities of Healthtrust under the Agreement, and upon the Business being validly transferred to Triad, the assumption by Triad of the indebtedness evidenced by the Securities and Healthtrust and Triad executing and delivering this Triad Assumption Agreement, Healthtrust shall fully, unconditionally and irrevocably be released of all covenants, agreements, terms, conditions, obligations, appointment, duties, promises and liabilities under the Agreement.

Each of the undersigned hereby agrees to promptly execute and deliver any and all further documents and take such further action as the other undersigned party or the Representatives may reasonably require to effect the purpose of this Triad Assumption Agreement.

This Triad Assumption Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                       HEALTHTRUST, INC.-THE HOSPITAL
                                       COMPANY


                                       By:  /s/ R. Milton Johnson
                                                Name:  R. Milton Johnson
                                                Title:  Vice President

                                       TRIAD  HOSPITALS, INC.


                                       By:  /s/ Donald P. Fay
                                                Name:  Donald P. Fay
                                                Title:  Executive Vice President